UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cactus, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Cactus, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 25, 2018 (the “Original Filing”) amends the Notice of 2018 Annual Meeting of Stockholders, which forms a part of the Original Filing, solely to correct the record date for the 2018 Annual Meeting of Stockholders of the Company from April 23, 2017 to April 23, 2018.

AMENDMENT TO ORIGINAL FILING

The second paragraph of the Notice of 2018 Annual Meeting of Stockholders forming a part of the Original Filing is amended and restated in its entirety to read as follows:

“Holders of record of the Company’s Class A common stock (NYSE: WHD) and Class B common stock (together, the “Common Stock”) at the close of business on April 23, 2018, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.”